EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Lisa Gould
617-779-7892
lgould@amicas.com
AMICAS REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER
ENDED SEPTEMBER 30, 2007
Revenues increase with positive cash flow and net income
Boston, MA, October 31 /PRNewswire/ — AMICAS, Inc. (NASDAQ: AMCS), a leader in radiology and medical image and information management solutions, today reported unaudited financial results for the third quarter ended September 30, 2007.
Q3 Financial Highlights
Revenue: Total revenues for the third quarter of 2007 were $13.3 million, compared to $11.8 million for the third quarter of 2006.
Operating Income/Loss: Operating loss for the third quarter of 2007 was $521,000, compared to operating loss of $1.2 million for the third quarter of 2006.
Net Income/Loss: The Company’s net income for the third quarter of 2007 was $374,000, or $0.01 per share, compared to net income of $305,000, or $0.01 per share, for the third quarter of 2006.
In the third quarter of 2007, both operating loss and net income included $514,000 of non-cash stock-based compensation expense and $789,000 of depreciation and amortization. In the third quarter of 2006, both operating loss and net income included $467,000 of non-cash stock-based compensation expense and $786,000 of depreciation and amortization.
Cash and Cash Flow: AMICAS ended the third quarter of 2007 with a cash, cash equivalents, and marketable securities balance of $75.1 million, no long term debt, and working capital of $70.2 million. For the third quarter ended September 30, 2007, net cash provided by operations was $930,000.
Fiscal Year-to-Date Financial Highlights
Revenue: Total revenues for the first nine months of 2007 were $38.2 million, compared to $38.0 million for the first nine months of 2006.
Operating Loss: Operating loss for the first nine months of 2007 was $2.7 million, compared to an operating loss of $2.8 million for the first nine months of 2006.

Net Income/Loss: The Company’s net income from continuing operations for the first nine months of 2007 was $40,000, or $0.00 per share, compared to net loss from continuing operations of $108,000, or $(0.00) per share, for the first nine months of 2006.
For the first nine months of 2007, both operating loss and net income included $1.5 million of non-cash stock-based compensation expense and $2.3 million of depreciation and amortization. For the first nine months of 2006, both operating loss and net income from continuing operations included $0.5 million of non-recurring charges, $1.4 million of non-cash stock-based compensation expense, and $2.4 million of depreciation and amortization.
Cash Flow: Cash provided by operations was $5.6 million for the first nine months of 2007.

Business Perspective
Dr. Stephen Kahane, CEO and chairman of AMICAS, said, “In Q3, we again had positive cash flow from operations and continued to make significant investments in new technology and go-to-market programs related to radiology automation and revenue cycle management. We are excited to highlight our strong end-to-end workflow-oriented radiology automation solutions at the upcoming Radiology Society of North America annual meeting, the largest radiology meeting of the year.”
Dr. Kahane went on to say, “Our target markets continue to have an intense need for automation improvement. We believe that our solutions, more so than others in the market, help practices and imaging related businesses grow and operate more efficiently. We continue to stay close to our customers and prospects and to bring innovative and compelling automation solutions to bear on the challenges facing these practices and imaging businesses. There is an important place in this market for a strong, independent image and information management company that is focused on innovation and customer success. We are working to make it clear to the market that AMICAS is their best partner for automation support that will make a significant difference for their practices and imaging-related businesses.”
Looking Forward
AMICAS expects 2007 revenues to be between $51.0 million and $53.0 million, with a net loss for fiscal year 2007 between ($0.03) and ($0.01) per share. In addition, AMICAS expects 2007 bookings growth of about 30 percent. Bookings are defined as contractual commitments from customers for licenses, services, hardware, and maintenance/support. This guidance is within the range of previously communicated company expectations.
Conference Call
AMICAS will host a conference call on Thursday, November 1, at 8:30 a.m. Eastern Time to discuss the Company’s 2007 third quarter and fiscal year-to-date results. Investors and other interested parties may dial in to the call using the toll free number, 800-862-9098 (Conference ID: 7AMICAS). The conference call will also be available via Webcast at www.amicas.com. Following the conclusion of the call, a replay will be available at 800-839-2475 or 402-220-7220 (Conference ID: 7AMICAS) until December 1, 2007.
AMICAS, Vision Series, Vision Reach, RadStream, and AMICAS Insight are trademarks or registered trademarks of AMICAS, Inc.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leader in radiology and medical image and information management solutions. The AMICAS® Vision Series™ products provide a complete, end-to-end solution for imaging centers, ambulatory care facilities, and radiology practices. Acute care and hospital clients are provided with a fully-integrated, hospital information system-independent PACS that features advanced enterprise workflow support and scalable design. Complementing the Vision Series product family is AMICAS Insight™ Solutions, a set of client-centered professional and consulting services that assist our customers with a well-planned transition to a digital enterprise.

Safe Harbor Statement
Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about our anticipated financial and operating results for the remainder of fiscal year 2007. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the length of sales and delivery cycles; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of current and new product and service introductions and product upgrade releases; potential patent infringement claims against AMICAS and the related defense costs; the ability of AMICAS to comply with all government laws, rules and regulations; and other risks affecting AMICAS’ businesses generally and as set forth in AMICAS’ most recent filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” of our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the period ended, September 30, 2007, contained in this press release are subject to review by the Company’s independent registered public accounting firm.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$7,778	$7,331
Marketable securities	67,337	64,436
Accounts receivable, net of allowances of $752 and $1,050, respectively	11,536	11,387
Computer hardware held for resale	102	94
Prepaid expenses and other current assets	3,645	4,635

Total current assets	90,398	87,883

Property and equipment, less accumulated depreciation and amortization of $6,671 and $6,155, respectively	1,222	1,369
Goodwill	27,313	27,313
Acquired/developed software, less accumulated amortization of $7,502 and $6,035, respectively	8,498	7,665
Other intangible assets, less accumulated amortization of $1,636 and $1,316, respectively	1,764	2,084
Other assets	552	557

Total Assets	$129,747	$126,871

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$7,920	$7,155
Accrued employee compensation and benefits	1,369	897
Deferred revenue, including unearned discounts of $0 and $336, respectively	10,866	10,867

Total current liabilities	20,155	18,919

Other liabilities, primarily unearned discounts re: outsourced printing services.	—	397

Commitments and contingencies

Stockholders’ equity:
Preferred stock $.001 par value; 2,000,000 shares authorized; none issued	—	—
Common stock $.001 par value, 200,000,000 shares authorized, 51,296,823 and 51,066,966 shares issued, respectively	51	51
Additional paid-in capital	228,725	226,764
Accumulated other comprehensive income (loss)	32	(4)
Accumulated deficit	(97,576)	(97,616)
Treasury stock, at cost, 6,523,392 shares	(21,640)	(21,640)

Total stockholders’ equity	109,592	107,555

Total Liabilities and Stockholders’ Equity	$129,747	$126,871

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Maintenance and services	$9,739	$9,100	$28,530	$27,267
Software licenses and system sales	3,562	2,702	9,706	10,726

Total revenues	13,301	11,802	38,236	37,993

Costs and expenses
Cost of revenues:
Maintenance and services (a)	4,149	3,827	12,335	11,105
Software licenses and system sales, including amortization of software costs of $489, $489, $1,468 and $1,468, respectively	1,971	2,015	5,160	6,220
Selling, general and administrative (b)	5,290	4,671	16,147	15,904
Research and development (c)	2,112	2,175	6,412	6,630
Depreciation and amortization	300	297	836	944

	13,822	12,985	40,890	40,803

Operating loss	(521)	(1,183)	(2,654)	(2,810)
Interest income	992	978	2,879	2,765

Gain (loss) from continuing operations, before income taxes	471	(205)	225	(45)
Provision (Benefit) for income taxes	97	(32)	185	63

Gain (loss) from continuing operations	374	(173)	40	(108)
(Loss) gain on sale of discontinued operations, net of taxes $0, $0, $0 and $248, respectively	—	478	—	230

Net income	$374	$305	$40	$122

Earnings (loss) per share
Basic:
Continuing operations	$0.01	$0.01	$0.00	$(0.00)
Discontinued operations	—	0.00	—	0.00

	$0.01	$0.01	$0.00	$0.00

Diluted:
Continuing operations	$0.01	$0.01	$0.00	$(0.00)
Discontinued operations	—	0.00	—	0.00

	$0.01	$0.01	$0.00	$0.00

Weighted average number of shares outstanding
Basic	44,762	45,114	44,627	47,087
Diluted	45,663	45,114	45,504	47,087
(a)	includes $29,000, $14,000, $77,000 and $37,000 in stock-based compensation expense for the three and nine months ended September 30, 2007 and September 30, 2006, respectively.
(b)	includes $0.4 million, $0.4 million, $1.3 million and $1.2 million in stock-based compensation expense for the three and nine months ended September 30, 2007 and September 30, 2006, respectively.
(c)	includes $67,000, $54,000, $0.2 million and $0.1 million in stock-based compensation expense for the three and nine months ended September 30, 2007 and September 30, 2006, respectively.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2007	2006
Operating activities
Income (Loss) from continuing operations	$40	$(108)
Gain from discontinued operations	—	230

Net income	40	122

Adjustments to reconcile net income to cash used in operating activities:
Gain from sale of discontinued operations	—	(230)
Depreciation and amortization	837	944
Provisions for bad debts, returns and discounts	84	542
Gain on sale of fixed assets	—	(6)
Amortization of software development costs	1,468	1,468
Non-cash stock compensation expense	1,548	1,381
Changes in operating assets and liabilities:
Accounts receivable	(233)	3,281
Computer hardware held for resale, prepaid expenses and other	986	(3,235)
Accounts payable and accrued expenses	1,237	(4,106)
Deferred revenue including unearned discount	(398)	1,295
Tax benefit from change in valuation allowance and other	—	443

Cash provided by operating activities	5,569	1,899

Investing activities
Purchases of property and equipment	(369)	(603)
Purchase of software	(2,300)	—
Proceeds from sale of assets	—	6
Purchases of held-to-maturity securities	(72,820)	(45,660)
Maturities of held-to-maturity securities	67,300	14,439
Purchases of available-for-sale securities	(26,886)	(37,503)
Sales of available-for-sale securities	29,540	7,897

Cash used in investing activities	(5,535)	(61,424)

Financing activities
Repurchase of common stock	—	(14,158)
Exercise of stock options and warrants	413	1,453

Cash provided by (used in) financing activities	413	(12,705)

Increase (decrease) in cash and cash equivalents	447	(72,230)
Cash and cash equivalents at beginning of period	7,331	82,214

Cash and cash equivalents at end of period	$7,778	$9,984

Supplemental disclosure of cash paid during the period for:
Income taxes, net of refunds	$70	$2,374
Interest	—	—
Non-Cash Investing:
Unrealized gain on available-for-sale securities	$36	$12